WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

SMART VENTURES, INC.

A NEVADA CORPORATION

The undersigned Director, being all the Directors of Smart Ventures, Inc.., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Election of New Directors

RESOLVED, that the number of directors of the Corporation remain at two directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following individual be appointed members of the board to fill the new positions:

Lance Larsen

Dated: this 25th day of August, 2008

The undersigned, being all the Directors of Smart Ventures, Inc., waives the required notice of meeting and consents to all actions taken hereby. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

__/s/ Jamie Bond

Jamie Bond, Director,

 Secretary, Treasurer

1